Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hertz Group Realty Trust, Inc. Predecessor

Woodland Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11 (333-232401) of our report dated June 27, 2019, relating to the Combined Consolidated Financial Statements and Schedule III of Hertz Group Realty Trust, Inc. Predecessor, which are contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

August 20, 2019